UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report December 19, 2017
(Date of earliest event reported)

KINGSTONE COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1665	36-2476480
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

15 Joys Lane, Kingston, NY	12401
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (845) 802-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
            Emerging growth company       □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

Item 1.01.  Entry into a Material Definitive Agreement.
On December 19, 2017, Kingstone Companies, Inc. (the "Company") announced that it had closed its previously announced underwritten public offering (the "Offering") of $30 million aggregate principal amount of 5.50% Senior Unsecured Notes due 2022 (the "Notes").  The Notes have been issued pursuant to the Company's shelf registration statement on Form S-3 (File No. 333-221615) (including the base prospectus that forms a part thereof) and the Company's prospectus supplement, dated December 14, 2017, related to the Offering.
The Company intends to use the net proceeds of the Offering primarily to support organic growth, including contributions to Kingstone Insurance Company. Remaining funds will be used for general corporate purposes.
Sandler O'Neill & Partners, L.P. acted as the underwriter for the Offering.
The Notes
The terms of the Notes are governed by an Indenture, dated as of December 19, 2017 (the "Base Indenture"), between the Company and Wilmington Trust, National Association, as trustee (the "Trustee"), as supplemented by a First Supplemental Indenture thereto, dated as of December 19, 2017 (the "Supplemental Indenture"), between the Company and the Trustee.
The Notes mature on December 30, 2022. Interest will be payable semi-annually in arrears on June 30 and December 30 of each year, beginning on June 30, 2018 at the rate of 5.50% per year from December 19, 2017. The Notes are unsecured obligations of the Company and are not the obligations of or guaranteed by any of the Company's subsidiaries. The Notes rank senior in right of payment to any of the Company's existing and future indebtedness that is by its terms expressly subordinated or junior in right of payment to the Notes. The Notes rank equally in right of payment to all of the Company's existing and future senior indebtedness, but will be effectively subordinated to any secured indebtedness to the extent of the value of the collateral securing such secured indebtedness. In addition, the Notes will be structurally subordinated to the indebtedness and other obligations of the Company's subsidiaries. The Company may redeem the Notes, at any time in whole or from time to time in part, at the redemption prices and pursuant to the terms set forth in the Supplemental Indenture.
The foregoing descriptions of the Base Indenture, the Supplemental Indenture and the Notes in this Current Report do not purport to be complete, are qualified in their entirety by reference to Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report and are incorporated herein by reference.
Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 7.01.  Regulation FD Disclosure.
On December 19, 2017, the Company issued a press release relating to the closing of the Offering.
A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report.
The information in the Press Release is being furnished, not filed, pursuant to this Item 7.01.  Accordingly, the information in the Press Release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.  The furnishing of the information in this Current Report with respect to the Press Release is not intended to, and does not, constitute a determination or admission by the Company that the information in this Current Report with respect to the Press Release is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.
Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits:
4.1	Indenture, dated as of December 19, 2017, between Kingstone Companies, Inc. and Wilmington Trust, National Association
4.2	First Supplemental Indenture, dated as of December 19, 2017, between Kingstone Companies, Inc. and Wilmington Trust, National Association
4.3	Form of Global Note representing $30,000,000 aggregate principal amount of 5.50% Senior Unsecured Notes due 2022
5.1	Opinion of Certilman Balin Adler & Hyman, LLP, dated December 19, 2017
99.1	Press release, dated December 19, 2017, issued by Kingstone Companies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
KINGSTONE COMPANIES, INC.

Dated: December 19, 2017	By:	/s/ Barry B. Goldstein
Barry B. Goldstein
President